                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO THE PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED MARCH
                                   12, 1998)
                                     PROSPECTUS NUMBER: 1727


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $15,000,000


CUSIP NUMBER:            59018S K37


INTEREST RATE:           6.37000%


ORIGINAL ISSUE DATE:     June 11, 1998


STATED MATURITY DATE:    June 11, 2010


INTEREST PAYMENT DATES:  Each May 15th and November 15th, commencing on November 16, 1998 through May 15,
                         2010 and on the Stated Maturity Date, subject to Following Business Day
                         Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   June 8, 1998

